Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Post Effective Amendment No. 1 to Registration Statements (Nos. 333-83089, 333-84183, 333-38094, 333-108716, 333-125743, 333-144221 and 333-150253) on Form S-8 of our report dated December 12, 2008, relating to the consolidated financial statements of AVANIR Pharmaceuticals and subsidiaries, appearing in the Annual Report on Form 10-K of AVANIR Pharmaceuticals for the year ended September 30, 2008.
/s/ KMJ Corbin & Company LLP
Costa Mesa, California
April 15, 2009